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                                                                     EXHIBIT 4.3


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                          REGISTRATION RIGHTS AGREEMENT

                                      AMONG

                         SERVICEWARE TECHNOLOGIES, INC.

                                       AND

                   THE PURCHASERS LISTED ON SCHEDULE 1 HERETO


                                   MAY 6, 2002






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                                TABLE OF CONTENTS
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                                                                        PAGE
                                                                        ----


SECTION 1.      CERTAIN DEFINITIONS........................................1
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SECTION 2.      REGISTRATION RIGHTS........................................3
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   2.1.   COMPANY REGISTRATION.............................................3
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   2.2.   DEMAND REGISTRATION..............................................4
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   2.3.   PIGGYBACK REGISTRATION...........................................7
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   2.4.   LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS....................8
          ---------------------------------------------
   2.5.   UNDERWRITING AGREEMENT...........................................8
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   2.6.   EXPENSES OF REGISTRATION.........................................8
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   2.7.   REGISTRATION PROCEDURES..........................................8
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   2.8.   INDEMNIFICATION.................................................11
          ---------------
   2.9.   UNDERWRITING AGREEMENT..........................................14
          ----------------------
   2.10.  INFORMATION BY HOLDER...........................................14
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   2.11.  TRANSFER OF REGISTRATION RIGHTS.................................14
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   2.12.  TERMINATION OF REGISTRATION RIGHTS..............................15
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   2.13.  DELAY OF REGISTRATION; FURNISHING OF INFORMATION................15
          ------------------------------------------------
   2.14.  AMENDMENT OF REGISTRABLE RIGHTS.................................15
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   2.15.  CURRENT PUBLIC INFORMATION. ....................................15
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SECTION 3.      MISCELLANEOUS.............................................15
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   3.1.   GOVERNING LAW...................................................15
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   3.2.   SUCCESSORS AND ASSIGNS..........................................16
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   3.3.   EFFECTIVENESS...................................................16
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   3.4.   ENTIRE AGREEMENT; AMENDMENT.....................................16
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   3.5.   NOTICES, ETC....................................................17
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   3.6.   DELAYS OR OMISSIONS.............................................18
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   3.7.   INTERPRETATION..................................................18
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   3.8.   SEVERABILITY....................................................18
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   3.9.   TITLES AND SUBTITLES............................................18
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   3.10.  GENDER..........................................................18
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   3.11.  COUNTERPARTS....................................................18
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                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT dated as of May 6, 2002, among SERVICEWARE TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), and the Persons listed on Schedule 1 attached hereto (the "PURCHASERS").

                                    RECITALS

                  The Company is entering into a Note Purchase Agreement (the "NOTE PURCHASE AGREEMENT") dated as of the date hereof, with the Purchasers, pursuant to which the Company is issuing to the Purchasers up to $3,000,000 million aggregate principal amount of its 10% Senior Unsecured Convertible Notes due November 2003 (and currently proposed to be December 2003). In order to induce the Purchasers to enter into the Note Purchase Agreement, the Company wishes to grant registration rights to the Purchasers as more fully set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS.

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "COMMON STOCK" shall mean the common stock of the Company, par value $.01 per share, and any other securities issued in respect of Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation, share exchange or similar event.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                   "HOLDER" shall mean any Purchaser holding Registrable Securities and any Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with SECTION 2.12 hereof.

                  "MAJORITY HOLDERS" shall mean any Holder(s) who in the aggregate are Holders of not less than 50% of the Registrable Securities then outstanding.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NASDAQ" means the automated quotation system of the NASD.

                   "NOTES" has the meaning given to such term in the Note Purchase Agreement.


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                  "ORIGINAL ISSUE DATE" shall mean the first date on which Notes are issued under the Note Purchase Agreement.

                  "PERSON" means any individual, any foreign or domestic corporation, general partnership, limited partnership, limited liability company, firm, joint venture, association, individual retirement account, joint stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

                  "REGISTRABLE SECURITIES" shall mean (a) all shares of Common Stock issuable upon the conversion of the Notes; and (b) any shares of Common Stock or other capital stock of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security which is as issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, PROVIDED, HOWEVER, that securities shall be treated as Registrable Securities only if and only for so long as they are held by a Holder or a permitted transferee pursuant to the terms hereof, and (i) they have not been disposed of pursuant to a registration statement declared effective by the Commission, (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (iii) the registration rights as to the Holder of such Registrable Securities have not expired pursuant to Section 2.12.

                  "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock or other capital stock that are Registrable Securities and either
(a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                  "REGISTRATION STATEMENT" shall mean any registration statement filed by the Company with the Commission pursuant to Section 2.1, 2.2 or 2.3 hereof.

                  "SALE PRICE" on any date means the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, (i) as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, or (ii) if such bid and ask prices are not reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, in a manner to be determined by the Company on the basis of such quotation as the Board considers appropriate in its reasonable discretion.

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                   "SECURITIES" means "securities" as defined in Section 2(1) of the Securities Act and includes capital stock or other equity interests or any options, warrants or other securities



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that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Holder shall apply to the Common Stock issuable upon conversion of the Notes.

                   "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations of the Commission thereunder, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Section 2. REGISTRATION RIGHTS.

         2.1. COMPANY REGISTRATION.

              The Company shall, at its cost:

           (a) within 30 days after the Original Issue Date, file with the Commission a Registration Statement on Form S-3 or such other form for which the Company is eligible relating to the offer and sale of the Registrable Securities from time to time in accordance with the methods of distribution elected by the Holders of the Registrable Securities and set forth in such Registration Statement, and use its best efforts to cause such Registration Statement to be declared effective by the Commission within 120 days after the Original Issue Date;

           (b) use its best efforts to keep the Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be used by Holders so long as the Registration Statement can be maintained on Form S-3(the date as of which the Registration Statement is no longer required to be maintained in effect under this Section 2.1 is referred to as the "Expiration Date"); and

           (c) notwithstanding any other provisions hereof, use its best efforts to ensure that (1) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies with the Securities Act and the rules and regulations thereunder, (2) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) any prospectus forming part of any Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

           The Company further agrees, if necessary, to supplement or amend the Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 2.7(h) below, to use all reasonable efforts to cause any such amendment to become effective and such Registration Statement to become usable as soon as thereafter practicable and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.


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           (d) EFFECTIVE REGISTRATION STATEMENT.

                  (i) The Company will be deemed not to have used its best efforts to cause the Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly comply with the requirements of Section 2.7(h) hereof, if applicable.

                  (ii) A Registration Statement will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

           (e) LIQUIDATED DAMAGES. In the event that (i) the Registration Statement is not filed with the Commission on or prior to the 30th calendar day following the Original Issue Date, (ii) the Registration Statement with respect to the Registrable Securities is not declared effective on or prior to the 120th calendar day following the Original Issue Date, or (iii) the Registration Statement is declared effective but thereafter ceases to be effective or usable prior to the Expiration Date (each such event referred to in clauses (i)-(iii) above, a "Registration Default"), the Company shall pay as liquidated damages to each Purchaser an amount equal to five percent (5%) per annum on the outstanding amount of Notes held by such Purchaser during such period as a Registration Default shall have occurred and be continuing. Liquidated damages may be paid, at the Company's option, in cash or by the delivery of an additional promissory note (a "PIK Note") in the form of the Notes and in the initial principal amount equal to the amount of liquidated damages being paid by note or in a combination of cash and PIK Notes.

           (f) SPECIFIC ENFORCEMENT. The Company acknowledges that there would be no adequate remedy at law if it fails to perform any of its obligations hereunder and that the holders of Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the holders of Registrable Securities, in addition to any other remedy to which the holders of Registrable Securities may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Registration Rights Agreement in accordance with the terms and conditions of this Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

         2.2. DEMAND REGISTRATION.

           (a) REQUEST FOR REGISTRATION. In case the Company shall receive from the Majority Holders, after the Expiration Date and at such time as no Registration Statement covering the Registrable Securities shall have been filed with the Commission or shall remain in effect, a written request (the "Demand") that the Company effect a registration under the Securities Act of


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Registrable Securities then outstanding, with a market value of at least
$500,000 (based on the Sale Price of the Common Stock for the ten trading days prior to the date of the Demand), in accordance with this SECTION 2.2, the Company will:

               (i) promptly, and in no event more than twenty (20) days after receipt of such written request, give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request each as are specified in a written request (which request shall specify the number of Registrable Securities proposed to be included in such registration) received by the Company within 15 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this SECTION 2.2:

                    (A) After the Company has effected two such registrations at the request of the Holders pursuant to this SECTION 2.2(a) within any twelve (12) month period;

                    (B) During any period in which any Company-initiated
            registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), pursuant to which Securities of the Company are to be or were sold, has been filed and not withdrawn or has been declared effective within the prior 90 days, provided that the Company is actively employing its best efforts to cause such other registration statement to become effective (and provided, further, that the Company cannot pursuant to this Section 2.2(a)(ii)(B) delay implementation of a demand for registration more than once in any twelve (12) month period); or

                    (C) If the Company shall furnish to such Holders a
            certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company or its stockholders for a Registration Statement to be effected at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this SECTION 2.2 shall be deferred once (with respect to any demand for registration hereunder) for a period not to exceed ninety (90) days from the date of receipt of written request from the Majority Holders, provided that the Company cannot pursuant to this Section 2.2(a)(ii)(C) delay implementation of a demand for registration more than once in any twelve (12) month period.


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           (b) With respect to any registration pursuant to this SECTION 2.2, if the managing underwriter advises the Company in writing that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing of such Securities, then there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, FIRST the Securities held by stockholders of the Company other than the Holders, THEN Securities which the Company may wish to register for its own account, and THEREAFTER, to the extent necessary, Registrable Securities held by the Holders (PRO RATA to the respective number of Registrable Securities requested by the Holders to be included in the registration); PROVIDED, HOWEVER, that in any event, all Registrable Securities must be included in such registration prior to any other Securities.

           (c) The Company shall be entitled to register Securities for sale for its own account in any registration requested pursuant to this SECTION 2.2 as permitted to do so by the underwriters and SECTION 2.2(b).

           (d) A requested registration under this Section may be rescinded by written notice to the Company by the Holders holding a majority of the Registrable Securities to be included in such registration under the following circumstances:

                  (i) If such Registration Statement is rescinded prior to the filing date, such rescinded registration shall not count as a Registration Statement initiated pursuant to this SECTION 2.2 for purposes of SECTION 2.2(a);

                  (ii) If such Registration Statement is rescinded after the filing date but prior to its effective date, such rescinded registration shall not count as a Registration Statement initiated pursuant to this SECTION 2.2 for purposes of SECTION 2.2(a) if the participating Holders (x) have reimbursed the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with such rescinded registration or (y) (1) reasonably believed that the Registration Statement contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (2) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission and (3) the Company refused to correct such alleged misstatement or omission; and

                  (iii) A registration shall not count as a Registration Statement initiated pursuant to this SECTION 2.2 for purposes of
         SECTION 2.2(a) above unless it becomes effective and the participating Holders have the ability to sell all of the Registrable Securities sought to be included in such Registration Statement.

           (e) Without the consent of the Majority Holders, the Company may not cause any other registration of Securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or stock option plan or a transaction contemplated by Rule 145 of the Commission) to be initiated after a registration requested pursuant to SECTION 2.2 and to become effective less than 90 days after the effective date of any registration requested pursuant to SECTION 2.2.


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(f)      EFFECTIVE REGISTRATION STATEMENT.

                  (i) The Company will be deemed not to have used its best efforts to cause the Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 2.7(h) hereof, if applicable.

                  (ii) A Registration Statement will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

           (g) LIQUIDATED DAMAGES. In the event that (i) a Registration Statement under this Section 2.2 is not filed with the Commission on or prior to the 45th calendar day following the date of the Demand, (ii) the Registration Statement with respect to the Registrable Securities required to be registered pursuant to this Section 2.2 is not declared effective on or prior to the 120th calendar day following the date of the Demand, or (iii) the Registration Statement is declared effective but thereafter ceases to be effective or usable prior to 180 days after the date it has become effective (each such event referred to in clauses (i)-(iii) above, a "Demand Registration Default"), the Company shall pay as liquidated damages to each Holder who requested its Registrable Securities to be included in the Registration Statement an amount equal to five percent (5%) per annum on the value of the Registrable Securities to have been included in the Registration Statement (based on the average Sale Price of the Common Stock during the ten trading days prior to the date of the Demand) during such period as a Demand Registration Default shall have occurred and be continuing. The period during which a Demand Registration Default under clause (iii) above shall be deemed to be in existence shall not exceed the balance of the 180 day period during which such Registration Statement was to have remained in effect. Liquidated damages shall be paid in cash within thirty
(30) days after demand by the Holders entitled thereto.

         2.3. PIGGYBACK REGISTRATION.

              If the Company, at any time proposes to register any of its Securities under the Securities Act, other than pursuant to Section 2.1 or 2.2, it shall promptly, and in no event less than fifteen (15) days prior to the filing of a registration statement with respect to a registration under this
Section 2.3, give written notice to each Holder of such intention. Upon the written request of any Holder given within fifteen (15) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Securities indicated in such request, so as to permit the disposition of the Registrable Securities on the same terms and conditions as the Securities of the Company otherwise being sold in such registration. If a



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Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statement as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding any other provision of this
Section 2.3, if the managing underwriter advises the Company in writing that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing of such Securities of the Company, then there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, FIRST Securities of the Company held by stockholders of the Company without registration rights, and THEN, to the extent necessary, Securities held by holders with registration rights (PRO RATA to the respective number of Securities requested by the holders to be included in such registration).

         2.4. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.

              The Company represents and warrants to the Purchasers that the registration rights granted hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

         2.5. UNDERWRITING AGREEMENT.

              In the case of any underwritten registration effected pursuant to
Section 2.2 or 2.3, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

         2.6. EXPENSES OF REGISTRATION.

              The Company shall bear the expense of any registrations effected pursuant to Sections 2.1, 2.2 and 2.3 including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, the Selling Holder's Counsel (as hereinafter defined) and fees and expenses of the Company's counsel and accountants; PROVIDED, HOWEVER, that each Holder participating in such registration shall pay its pro rata portion (on the basis of the number of shares so registered) of discounts or commissions payable to any underwriter.

         2.7. REGISTRATION PROCEDURES.

              If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

           (a) with respect to a registration under Section 2.2 or 2.3, use its best efforts to cause a registration statement that registers such Registrable Securities to become and remain effective for a period of 90 days or until all of such Registrable Securities have been disposed of (if earlier);



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           (b) furnish, at least five business days before filing a
registration statement that registers such Registrable Securities, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to each Holder, to any counsel to any Holder selling Registrable Securities (the "SELLING HOLDER") and to one counsel selected by the holders of a majority of such Registrable Securities (the "SELLING HOLDERS' COUNSEL"), copies of all such documents proposed to be filed, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holders (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

           (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least the period set forth in Section 2.7(a) in the case of a registration under Section 2.2 or 2.3 or the period specified in Section 2.1(b) or until all of such Registrable Securities have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Securities;

           (d) notify in writing any counsel to any Selling Holder and the Selling Holders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

           (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (e);

           (f) furnish to each seller of such Registrable Securities such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;


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


           (g) use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

           (h) notify on a timely basis each seller of such Registrable Securities at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

           (i) make available for inspection by any counsel to any Selling Holder and the Selling Holders' Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the "INSPECTORS"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "INFORMATION") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The seller of Registrable Securities agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

           (j) in connection with any underwritten offering, use its best efforts to obtain from its independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

           (k) in connection with any underwritten offering, use its best efforts to obtain from its counsel an opinion or opinions in customary form;

           (l) provide a transfer agent and registrar (which may be the same entity and which may not be the Company) for such Registrable Securities;

           (m) issue to any underwriter to which any seller of Registrable Securities may sell shares in such offering certificates evidencing such Registrable Securities;

           (n) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Subject to the provisions of this agreement, each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

           (o) remain current in its Commission reporting obligations and use its best efforts to remain eligible to file with the Commission on a Form S-3 registration statement for a secondary offering;

           (p) list such Registrable Securities on any national securities exchange on which any shares of the Common Stock are listed or on NASDAQ if then included, or if the Common Stock is not listed on NASDAQ or any other United States national securities exchange, use its best efforts to qualify such Registrable Securities for trading on the OTC Bulletin Board, "pink sheets" or such other trading market for the Company's Securities;

           (q) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and

           (r) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

         2.8. INDEMNIFICATION.

           (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers and directors, members, partners and legal counsel and each Person controlling such Holder within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act, against all expenses, claims, losses, damages or liabilities (joint or several) (or actions or proceedings in respect thereof, including but not limited to any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (including any preliminary prospectus or final prospectus), offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, members, partners and legal counsel and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, settling or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling Person or underwriter and stated to be specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

           (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and each other such Holder, each of its officers, partners, members, directors and legal counsel and each Person controlling Holder within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, Persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the Registrable Securities sold by such Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter or (if there is no underwriter) any Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

           (c) Each party entitled to indemnification under this Section 2.8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and PROVIDED, FURTHER, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party (which consent shall not be unreasonably withheld). Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

           (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages, expenses or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and all stockholders offering securities in the offering (the "SELLING SHAREHOLDERS") on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.8(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, expenses and liabilities referred to above in this Section 2.8(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2.8(c) hereof. Notwithstanding the provisions of this Section 2.8(d), no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Shareholder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement.

         2.9. UNDERWRITING AGREEMENT.

              Notwithstanding the provisions of Sections 2.7 and 2.8, to the extent that the Company and the Holders selling Registrable Securities in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be superseded with respect to such registration by such other agreement.

         2.10. INFORMATION BY HOLDER.

               Each Holder selling Registrable Securities in a proposed registration shall furnish to the Company such written information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         2.11. TRANSFER OF REGISTRATION RIGHTS.

               The rights granted to a Holder under this Section 2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that (i) either (x) such transferee or assignee is a subsidiary, parent, general partner, limited partner, retired partner, member of retired member of the Holder and the transfer is not a sale, or (y), such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) the Holder notifies the Company in writing of the transfer or assignment, stating the name and the address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and the assignee or transferee agrees in writing to be bound by the provisions of this Agreement, and (iii) such transfer is for Notes in the principal amount of $25,000 or more or Registrable Securities with a market value of $25,000 or more.

         2.12. TERMINATION OF REGISTRATION RIGHTS.

               The registration rights granted pursuant to this Agreement shall terminate as to any Holder at such time as such Holder may sell under Rule 144(k) all Registrable Securities then held by such Holder.

         2.13. DELAY OF REGISTRATION; FURNISHING OF INFORMATION.

               No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         2.14. AMENDMENT OF REGISTRABLE RIGHTS.

               Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this
Section 2.14 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.15. CURRENT PUBLIC INFORMATION.

               The Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will use commercially reasonable best efforts to take such further action as any Holder may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission.

         Section 3. MISCELLANEOUS.

         3.1. GOVERNING LAW.

           (a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

           (b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS

AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

           (c) NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE PURCHASERS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

           (d) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, THE NOTE DOCUMENTS OR ANY DOCUMENTS RELATED THERETO.

         3.2. SUCCESSORS AND ASSIGNS.

              Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, except that the Company shall not assign its rights or obligations hereunder without the consent of the Holders of a majority in interest of the aggregate of the then outstanding Registrable Securities, except in the event of a merger or a sale of all or substantially all of the Company's assts.

         3.3. EFFECTIVENESS.

              This Agreement shall be effective upon the date first set forth above.

         3.4. ENTIRE AGREEMENT; AMENDMENT.

           (a) This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

           (b) Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; PROVIDED, HOWEVER, subject to Section 2.14 that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders of a majority in interest of the aggregate of the then outstanding Registrable Securities; and PROVIDED, FURTHER, notwithstanding anything to the contrary in this Agreement that any such amendment, waiver, discharge or termination that would adversely affect the material rights hereunder of any Holder, in its capacity as such, without similarly affecting the rights hereunder of all of the Holders may not be made without the prior written consent of such adversely affected Holder.

         3.5. NOTICES, ETC.

         All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be (a) delivered personally, (b) sent by nationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or (d) sent by facsimile, in each case to such party at its address as follows:

                  (i) if to the Company, to:

                           ServiceWare Technologies, Inc.
                           333 Allegheny Avenue, Suite 301 North
                           Oakmont, PA 15139
                           Attention: Chief Executive Officer
                           Telephone No.:  (412) 826-1158
                           Telecopier No.:  (412)

                  with a copy to:

                           Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. 3490 Piedmont Road
                           Suite 400
                           Atlanta, Georgia 30305
                           Attention: Robert B. Goldberg, Esq.
                           Telephone No.:  (404) 233-2800
                           Telecopier No.:  (404) 233-2188

                  (ii) if to any Purchaser, to such Purchaser's address set
                       forth in SCHEDULE 1 hereto.

                           with a copy to:

                           Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. Chrysler Center
                           666 Third Avenue
                           New York, New York  10017
                           Attention: Ken Koch, Esq.
                           Telephone No.: (212) 935-3000
                           Telecopier No.: (212) 983-3115

                  Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (A) on the day of actual delivery in the case of personal delivery, (B) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (C) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (D) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

         3.6. DELAYS OR OMISSIONS.

              Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of another party under this Agreement shall impair any such right, power or remedy of such party that is not in breach or default nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         3.7. INTERPRETATION.

              The Company and the Purchasers acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Purchasers and the Company.

         3.8. SEVERABILITY.

              In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         3.9. TITLES AND SUBTITLES.

              The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        3.10. GENDER.

              As used herein, masculine pronouns shall include the feminine and neuter, and neuter pronouns shall include the masculine and the feminine.

        3.11. COUNTERPARTS.

              This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this agreement effective upon the date first set forth above.






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SERVICEWARE TECHNOLOGIES, INC.


                                   By:   /s/
                                      -----------------------------------------
                                         Name: John Kerkorian
                                         Title: General Counsel



                                   PURCHASERS
                                   ----------

                                   C.E. UNTERBERG, TOWBIN PRIVATE
                                   EQUITY PARTNERS II, L.P.

                                   By:   /s/
                                       ----------------------------------------
                                         Name:
                                         Title:


                                   C.E. UNTERBERG, TOWBIN PRIVATE
                                   EQUITY PARTNERS II-Q, L.P.

                                   By:   /s/
                                       ----------------------------------------
                                         Name:
                                         Title:


                                   C.E. UNTERBERG, TOWBIN CAPITAL
                                   PARTNERS I, L.P.

                                   By:   /s/
                                       ----------------------------------------
                                         Name:
                                         Title:


                                   MARJORIE AND CLARENCE E.
                                   UNTERBERG FOUNDATION, INC.


                                   By:   /s/
                                       ----------------------------------------
                                         Name:
                                         Title:

                                         /s/
                                   ---------------------------------------------
                                   WILLIAM NEWLIN

                                   NATIONAL CITY TRUSTEE FOR
                                   BUCHANAN INGERSOLL RETIREMENT PLAN
                                   FBO WILLIAM NEWLIN

                                   By:   /s/
                                       ----------------------------------------
                                         Name: Erika Surratt
                                         Title: Trust Officer

                                   PURCHASERS

                                   SCHEDULE 1
                                   ----------

                       INVESTORS AND ADDRESSES FOR NOTICES
                       -----------------------------------

 PURCHASER                                                                               PRINCIPAL AMOUNT OF
                                                                                           NOTES PURCHASED
----------------------------------------------------------------------------- --------------------- -------------------
                                                                                 First Tranche               Second
                                                                                                             Tranche
----------------------------------------------------------------------------- --------------------- -------------------
C.E. Unterberg, Towbin Private Equity Partners II, L.P.(1)                            $   132,146         $   149,734
----------------------------------------------------------------------------- --------------------- -------------------
C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P.(1)                              867,854             983,360
----------------------------------------------------------------------------- --------------------- -------------------
C.E. Unterberg, Towbin Capital Partners I, L.P.(1)                                        265,000             300,270
----------------------------------------------------------------------------- --------------------- -------------------
Marjorie and Clarence E. Unterberg Foundation, Inc.(1)                                    125,000             141,636
----------------------------------------------------------------------------- --------------------- -------------------
William R. Newlin(2)                                                                       25,000                 -0-
----------------------------------------------------------------------------- --------------------- -------------------
National City Bank of Pennsylvania, Trustee under the Agreement dated June                 10,000                 -0-
29, 1981, Buchanan Ingersoll, P.C. Retirement Plan Share of  William R.
Newlin(3)
----------------------------------------------------------------------------- --------------------- -------------------
TOTAL                                                                                 $ 1,425,000         $ 1,575,000
----------------------------------------------------------------------------- --------------------- -------------------


(1)      Address is 350 Madison Avenue, 11th Floor, New York, New York, 10017

(2)      Address is 752 Fleming Lane, Sewickley, Pennsylvania 15143

(3) Address is c/o National City Bank of Pennsylvania, Attn: Raymond J. Rafferty, 20 Stanwix Street, 16th Floor, Pittsburgh, Pennsylvania 15222, with a copy to Mr. Newlin at c/o Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219-1410